Exhibit 99.1

ACTIVIDENTITY REPORTS FOURTH QUARTER FISCAL 2009

FINANCIAL RESULTS

Revenue for the Full Fiscal Year 2009 Increased by 6% to $62.3 Million over Prior Fiscal Year.

FREMONT, Calif., November 19, 2009 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in credential management and strong authentication, today, reported revenue for the quarter ended September 30, 2009 of $14.5 million and revenue of $62.3 million for the full fiscal year ended September 30, 2009.  Revenue was $15.6 million in the quarter ended September 30, 2008 and $15.4 million in the quarter ended June 30, 2009.

ActivIdentity’s net loss for the quarter ended September 30, 2009, was ($0.3) million or ($0.01) per basic and diluted share, compared to a net loss of ($23.1) million, or ($0.50) per basic and diluted share for the three months ended September 30, 2008.  Net loss for the quarter ended September 30, 2009 included realized and unrealized gains on foreign exchange totaling $0.2 million, primarily due to the weakening of the U.S. dollar.  ActivIdentity’s net loss for fiscal 2009 was ($5.5) million, or ($0.12) per basic and diluted share, as compared to a net loss for fiscal 2008 of ($76.5) million, or ($1.67) per basic and diluted share.  The fiscal 2008 net loss included an other than temporary impairment on auction rate securities of $21.2 million and a goodwill impairment of $35.9 million.

ActivIdentity’s operating loss was ($1.3) million in the quarter ended September 30, 2009 compared to an operating loss of ($4.5) million in the quarter ended September 30, 2008 and ($1.1) million in the quarter ended June 30, 2009.  Operating loss in fiscal 2009 was ($7.2) million, as compared to an operating loss of ($56.5) million in fiscal 2008, which included a $35.9 million goodwill impairment.

Adjusted EBITDA was $0.5 million for the quarter ended September 30, 2009 and $2.3 million for the full fiscal year 2009, representing an improvement of $13.2 million over the prior fiscal year.  Adjusted EBITDA is a Non-GAAP measure and is defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments.  Adjusted EBITDA in the quarter ended September 30, 2008 was ($2.0) million and $0.9 million in the quarter ended June 30, 2009.

“We are pleased with our financial results for fiscal 2009,” said Grant Evans, chief executive officer and chairman of ActivIdentity.  “We were able to increase our top line by six percent year over year and generate positive Adjusted EBITDA in this challenging economic environment.  We’ve improved our execution and maintained fiscal discipline over the last several quarters and we will maintain this posture going forward.”

Financial Highlights

	Three Months Ended			Twelve Months Ended
GAAP RESULTS	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
(In millions, except per share data)	2009	2009	2008	2009	2008
Revenues	$14.5	$15.4	$15.6	$62.3	$59.0
Net (Loss) Income	$(0.3)	$2.1	$(23.1)	$(5.5)	$(76.5)
(Loss) Earnings Per Share - Basic	$(0.01)	$0.05	$(0.50)	$(0.12)	$(1.67)
(Loss) Earnings Per Share - Diluted	$(0.01)	$0.05	$(0.50)	$(0.12)	$(1.67)

NON-GAAP RESULTS

Adjusted EBITDA	$0.5	$0.9	$(2.0)	$2.3	$(10.9)

ActivIdentity is presenting non-GAAP numbers in this press release as it believes the one time charges for non-recurring items and the non-cash charges distort the period to period results and that investors will benefit from the comparison of information from period to period without these items.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multiple element arrangements.

Conference Call Details

ActivIdentity will host its Fourth Quarter conference call on Thursday, November 19, at 9:00 A.M Eastern Standard Time / 6:00 A.M. Pacific Standard Time.

To access the conference call within the U.S. or Canada, please dial (866) 393-1796 and enter conference ID 35100820. To access the conference call outside the U.S. or Canada please dial (706) 679-9681 and enter conference ID 35100820.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com.

About ActivIdentity

ActivIdentity Corporation is a global leader in credential management and strong authentication, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large-scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued more than 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, statements regarding ActivIdentity’s ability to achieve its fiscal year guidance and continued customer acceptance of its products.  These risks and uncertainties include risks relating to uncertainty in the economy and its impact on customer deployments of our products, customer adoption of ActivIdentity’s new products, continued expense reductions from ActivIdentity’s various cost control measures, changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and as may be amended  in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from us and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  ActivIdentity disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:

Torsten George
VP Marketing

+1 510-745-6310

tgeorge@actividentity.com

Investor Contact:

Jacques Kerrest

Chief Financial Officer

+1 510-574-1792

jkerrest@actividentity.com

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	September 30, 2009	September 30, 2008
		(1)
ASSETS
Current assets:
Cash and cash equivalents	$75,624	$70,173
Short-term investments	3,100	9,656
Accounts receivable, net of allowance for doubtful accounts of $261 and $317	13,983	11,792
Inventories, net	701	1,760
Prepaid and other current assets	556	1,696
Total current assets	93,964	95,077
Restricted cash	1,746	—
Investments	11,752	11,752
Property and equipment, net	2,353	2,877
Other intangible assets, net	1,842	4,150
Other long-term assets	2,920	3,745
Total assets	$114,577	$117,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,853	$1,652
Accrued compensation and related benefits	5,507	5,935
Current portion of accrued restructuring liability	642	616
Accrued and other current liabilities	3,493	3,682
Current portion of deferred revenue	12,574	11,024
Total current liabilities	24,069	22,909
Deferred revenue, net of current portion	1,240	1,125
Accrued restructuring liability, net of current portion	325	962
Long-term deferred rent	114	430
Other long-term liabilities	582	2,517
Total liabilities	26,330	27,943
Minority interest	311	304
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000 shares authorized, 45,866 and 45,786 issued and outstanding	46	46
Additional paid-in capital	429,105	426,141
Accumulated deficit	(328,599)	(323,053)
Accumulated other comprehensive loss	(12,616)	(13,780)
Total stockholders’ equity	87,936	89,354
Total liabilities and stockholders’ equity	$114,577	$117,601

(1)  Derived from Audited Consolidated Financial Statements

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Year Ended September 30,
	2009	2008	2007
Revenue:
Software	$23,975	$19,589	$19,363
Hardware	15,784	15,078	16,894
Service	22,562	24,342	23,296
Total revenue	62,321	59,009	59,553
Cost of revenue:
Software	4,179	963	1,303
Hardware	7,954	9,551	9,036
Service	7,677	10,779	7,267
Amortization of acquired developed technology and patents	2,168	2,380	2,949
Total cost of revenue	21,978	23,673	20,555
Gross profit	40,343	35,336	38,998
Operating expenses:
Sales and marketing	19,572	25,602	25,282
Research and development	15,053	18,867	19,935
General and administration	12,769	11,380	12,124
Restructuring expense (net of adjustments)	—	(70)	—
Amortization of acquired intangible assets	140	165	186
Write-down of goodwill	—	35,874	—
Total operating expenses	47,534	91,818	57,527
Loss from operations	(7,191)	(56,482)	(18,529)
Other income (expense):
Interest income, net	1,710	4,659	6,208
Other income (expense), net	(508)	(25,190)	3,440
Total other income (expense), net	1,202	(20,531)	9,648
Loss before income tax and minority interest	(5,989)	(77,013)	(8,881)
Income tax provision	344	506	(429)
Minority interest	99	50	12
Net loss	$(5,546)	$(76,457)	$(9,298)
Net loss per share	$(0.12)	$(1.67)	$(0.20)
Shares used to compute basic and diluted net loss per share	45,814	45,770	45,694
Other comprehensive income (loss):
Net loss	$(5,546)	$(76,457)	$(9,298)
Unrealized gain (loss) on short-term investment, net	152	(1,075)	394
Reclassification of unrealized loss on short-term investments	—	945	—
Foreign currency translation gain (loss)	1,012	1,748	(3,321)
Reclassification of currency translation loss on liquidation of investments in foreign entity	—	1,946	—
Comprehensive loss	$(4,382)	$(72,893)	$(12,225)

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended September 30,
	2009	2008	2007
Cash flows from operating activities:
Net loss	$(5,546)	$(76,457)	$(9,298)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of fixed assets	1,243	1,566	1,576
Amortization of acquired developed technology and patents	2,168	2,380	2,949
Un-realized foreign exchange (gain) loss	1,558	1,782	(3,610)
Amortization of acquired intangible assets	140	165	186
Stock-based compensation expense	3,074	2,874	2,518
Loss on disposal of property and equipment	45	24	25
Currency translation loss on liquidation of investments in foreign entity	—	1,946	—
Goodwill impairment charge	—	35,874	—
Investment impairment charge	—	21,209	—
Minority interest in ActivIdentity Europe S.A	(99)	(50)	(12)
Changes in:
Accounts receivable	(1,854)	2,643	4,254
Inventories	1,044	402	(313)
Prepaid and other current assets	(1,542)	872	924
Long-term income taxes receivable	2,428	(3,074)	—
Accounts payable	163	(444)	(135)
Accrued compensation and related benefits	(485)	(838)	4
Accrued restructuring liability	(611)	(729)	(710)
Accrued and other liabilities	(2,447)	2,598	(1,896)
Deferred revenue	1,395	(872)	(2,065)
Net cash provided (used) in operating activities	674	(8,129)	(5,603)
Cash flows from investing activities:
Purchases of property and equipment (net)	(760)	(307)	(2,099)
Purchases of short-term investments	—	(37,245)	(156,721)
Proceeds from sales and maturities of short-term investments	6,525	85,165	182,795
Restricted Cash Long Term	(1,458)	—	—
Other long-term assets	25	136	(83)
Net cash provided by investing activities	4,332	47,749	23,892
Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	—	25	191
Effects of exchange rate changes on cash and cash equivalents	445	(111)	682
Net increase (decrease) in cash and cash equivalents	5,451	39,534	19,162
Cash and cash equivalents, beginning of period	70,173	30,639	11,477
Cash and cash equivalents, end of period	$75,624	$70,173	$30,639

Supplemental disclosures:
Cash paid (refund received) for income taxes, net	$186	$(11)	$360

Supplemental Financial Measures — Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended			Twelve Months Ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2009	2009	2008	2009	2008
Operating Income (Loss)	$(1,335)	$(1,069)	$(4,539)	$(7,191)	$(56,482)

Add back depreciation expense	270	282	342	1,243	1,566

Add back amortization expense	406	634	634	2,308	2,545

Add back stock compensation expense	922	521	747	3,074	2,874

Add back severance expense	199	502	818	2,841	2,716
Add back impairment related expense	0	0	0	0	35,874

Adjusted EBITDA	$462	$870	$(1,998)	$2,275	$(10,907)

Supplemental Financial Measures — Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP to Non-GAAP Expenses

(In thousands)

	Three Months Ended			Twelve Months Ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2009	2009	2008	2009	2008
COST OF REVENUE (GAAP)	$5,039	$5,030	$6,203	$21,978	$23,673
Subtract depreciation expense	(14)	(17)	(27)	(72)	(112)
Subtract amortization expense	(389)	(593)	(593)	(2,168)	(2,380)
Subtract stock compensation expense	(39)	(14)	(38)	(148)	(233)
Subtract severance expense	0	(20)	(166)	(37)	(162)

COST OF REVENUE (NON-GAAP)	4,597	4,386	5,379	19,553	20,786

OPERATING EXPENSES
Sales & Marketing (GAAP)	4,400	4,868	6,054	19,572	25,602
Subtract depreciation expense	(27)	(30)	(47)	(127)	(192)
Subtract stock compensation expense	(126)	(148)	(141)	(591)	(627)
Subtract severance expense	(182)	(459)	(334)	(1,794)	(769)

Sales & Marketing (Non-GAAP)	4,065	4,231	5,532	17,060	24,014

Research & Development (GAAP)	3,363	3,398	4,775	15,053	18,867
Subtract depreciation expense	(38)	(42)	(57)	(178)	(233)
Subtract stock compensation expense	(205)	(34)	(240)	(695)	(868)
Subtract severance expense	(17)	(5)	(128)	(801)	(694)

Research & Development (Non-GAAP)	3,103	3,317	4,350	13,379	17,072

General & Administration (GAAP)	3,037	3,101	3,113	12,769	11,380
Subtract depreciation expense	(191)	(193)	(211)	(866)	(1,029)
Subtract stock based compensation expense	(552)	(325)	(328)	(1,640)	(1,146)
Subtract severance expense	0	(18)	(190)	(209)	(1,091)

General & Administration (Non-GAAP)	2,294	2,565	2,384	10,054	8,114

Amortization of intangibles expense	17	41	41	140	165
Subtract amortization expense	(17)	(41)	(41)	(140)	(165)

Restructuring related expenses	0	0	0	0	(70)

Impairment related expense	0	0	0	0	35,874
Subtract impairment related expense	0	0	0	0	(35,874)

OPERATING EXPENSES (GAAP)	$10,817	$11,408	$13,983	$47,534	$91,818
OPERATING EXPENSES (Non-GAAP)	$9,462	$10,113	$12,266	$40,493	$49,130

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believe our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.               Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.               Stock-based compensation — We exclude stock based compensation expense associated with stock options and restricted stock units granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.               Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.